UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 1, 2010

Commission File Number: 333-144973

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2646797
(State or jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6650 Via Austi Parkway, Suite 170
Las Vegas, NV  89119
(Address of principal executive offices, including zip code)

702-583-6715
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAS VEGAS RAILWAY EXPRESS, INC.

Item 1.01 Entry into a Material Definitive Agreement

The Company has engaged E/W Capital, “EWC”, on July 1, 2010 to render consulting advice to the Company relating to a possible sale of the stock or assets of the Company. The fees for the consulting services shall be $25,000 and a transaction fee. Should the transaction referenced above be completed, then, at the closing of such transaction, the Company shall pay to EWC a Transaction Fee in cash an amount equal to Eight Percent (8.0%) of the total value of the transaction, provided however that the amount of the Consulting Fee paid pursuant to the initial $25,000 payment, shall be deducted from the cash portion of the Transaction Fee and such cash portion shall be payable if, as and, when the Company receives cash from the transaction. Additionally, the EWC shall receive 5-year warrants to purchase securities in all respects identical to the securities issued in the financing totaling 10% of the number of the securities issued.  The warrants shall be exercisable, in whole or in part, from time to time during their 5-year term the same price as the effective price paid for the underlying securities sold in the financing.  The warrants shall contain among other provisions a requirement for its exercise upon any public offering if reasonably requested by the Company and if EWC is given the option to affect the exercise through a cashless exercise.

If this Agreement is terminated prior to completion of the transaction other than by the Company for cause, EWC shall be entitled to a full Transaction Fee as described above, if within one year after the termination of this Agreement, as same may be renewed, the transaction contemplated by this Agreement is completed with one or more investors with whom discussions were initiated and who were introduced to the Company during the term of this Agreement.

In addition to the fees payable hereunder, and regardless of whether the transaction is consummated, the Company shall reimburse EWC for EWC’s out of pocket expenses incurred in connection with the services performed by EWC pursuant to this Agreement, including without limitation, all reasonable fees and expenses of EWC’s counsel, reasonable travel, hotel, food and associated expenses and printing, mailing and long-distance telephone calls, subject to a maximum of Ten Thousand Dollars ($10,000.00) unless otherwise agreed to in writing by the Company, provided that no such expenses in the amount of One Hundred Dollars ($100.00) or more for any one event shall be reimbursed unless such expenses were agreed to in advance in writing by the Company.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description

12.0	Advisory Agreement, by and between E/W Capital and Las Vegas Railway Express, Inc., dated July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: July 8, 2010	LAS VEGAS RAILWAY EXPRESS, INC.

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer